Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2023 Incentive Award Plan of Mineralys Therapeutics, Inc. and the 2023 Employee Stock Purchase Plan of Mineralys Therapeutics, Inc. of our report dated February 12, 2025, with respect to the financial statements of Mineralys Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado
February 13, 2026